EXHIBIT 23(b)

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Silver Diner, Inc. on Form S-8 of our report dated March 14, 1997, appearing in the Annual Report on Form 10-K of Silver Diner, Inc. for the year ended December 29, 1996.

/s/ Deloitte & Touche LLP
Washington, D.C.
May 16, 1997